                                                                 EXHIBIT d(1)(b)


                                 AMENDMENT NO. 1
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT


         This Amendment dated as of December ___, 2001, amends the Master Investment Advisory Agreement (the "Agreement"), dated June 1, 2000, between AIM Investment Securities Funds, a Delaware business trust, and A I M Advisors, Inc., a Delaware corporation.

                                   WITNESSETH:

         WHEREAS, the parties desire to amend the Agreement to add a new portfolio, the AIM Total Return Bond Fund;

         NOW, THEREFORE, the parties agree as follows;

         1. Schedule A and Schedule B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "SCHEDULE A
                            FUNDS AND EFFECTIVE DATES



NAME OF FUND                                EFFECTIVE DATE OF ADVISORY AGREEMENT
------------                                ------------------------------------
AIM High Yield Fund                                   June 1, 2000

AIM High Yield Fund II                                June 1, 2000

AIM Income Fund                                       June 1, 2000

AIM Intermediate Government Fund                      June 1, 2000

AIM Limited Maturity Treasury Fund                    June 1, 2000

AIM Money Market Fund                                 June 1, 2000

AIM Municipal Bond Fund                               June 1, 2000

AIM Total Return Bond Fund                         December ____, 2001

                                   SCHEDULE B
                          COMPENSATION TO THE ADVISOR

         The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                               AIM HIGH YIELD FUND


NET ASSETS                                                     ANNUAL RATE
----------                                                     -----------
First $200 million .........................................     0.625%
Next $300 million ..........................................      0.55%
Next $500 million ..........................................      0.50%
Amount over $1 billion .....................................      0.45%


                             AIM HIGH YIELD FUND II



NET ASSETS                                                     ANNUAL RATE
----------                                                     -----------
First $500 million .........................................     0.625%
Next $500 million ..........................................      0.55%
Amount over $1 billion .....................................      0.50%


                                 AIM INCOME FUND
                        AIM INTERMEDIATE GOVERNMENT FUND
                             AIM MUNICIPAL BOND FUND



NET ASSETS                                                     ANNUAL RATE
----------                                                     -----------
First $200 million .........................................      0.50%
Next $300 million ..........................................      0.40%
Next $500 million ..........................................      0.35%
Amount over $1 billion .....................................      0.30%

                       AIM LIMITED MATURITY TREASURY FUND



NET ASSETS                                                     ANNUAL RATE
----------                                                     -----------
First $500 million .........................................      0.20%
Amount over $500 million ...................................     0.175%

                              AIM MONEY MARKET FUND



NET ASSETS                                                     ANNUAL RATE
----------                                                     -----------
First $1 billion ...........................................      0.55%
Over $1 billion ............................................      0.50%


                           AIM TOTAL RETURN BOND FUND



NET ASSETS                                                     ANNUAL RATE
----------                                                     -----------
First $500 million .........................................      0.50%
Next $500 million ..........................................      0.45%
Over $1 billion ............................................      0.40%"


         2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.


                                                 AIM INVESTMENT SECURITIES FUNDS


Attest:                                          By:
       ---------------------------                  ---------------------------
          Assistant Secretary                           Robert H. Graham
                                                        President


(SEAL)

                                                 A I M ADVISORS, INC.


Attest:                                          By:
       ---------------------------                  ---------------------------
          Assistant Secretary                           Robert H. Graham
                                                        President


(SEAL)





                                       3